                                                                    EXHIBIT 3.14


                            ARTICLES OF INCORPORATION
                                       OF
                           JOHN BLUDWORTH MARINE, INC.


         We, the undersigned natural persons of the age of twenty-one or more, at least two of whom are citizens of the State of Texas, acting as incorporators of a corporation under the Texas Business Corporation Act, do hereby adopt the following articles of incorporation:

                                   ARTICLE ONE

         The name of the corporation is John Bludworth Marine, Inc.

                                   ARTICLE TWO

         The period of its duration is perpetual.

                                  ARTICLE THREE

         The purpose for which the corporation is organized is to transact any or all lawful business for which corporations may be incorporated under the Texas Business Corporation Act.

                                  ARTICLE FOUR

         The aggregate number of shares which the corporation shall have authority to issue is Three Hundred Thousand (300,000) shares without par value.

                                  ARTICLE FIVE

         The corporation will not commence business until it has received for the issuance of its shares consideration of the value of One Thousand Dollars ($1,000.00) consisting of money, labor done or property actually received, which sum is not less than One Thousand Dollars ($1,000.00).

                                   ARTICLE SIX

         The post office address of its initial registered office is North End of Witter Road, Pasadena, Texas 77506, and the name of its initial registered agent at such address is John Bludworth.

                                  ARTICLE SEVEN

         The number of directors constituting the initial board of Directors is three (3) and the names and addresses of the persons who are to serve as directors until the first annual meeting of the shareholders or until their successors are elected and qualified are:

         John Bludworth                     8322 Wynbrook
                                            Houston, Texas  77017

         Frances E. Bludworth               8322 Wynbrook
                                            Houston, Texas  77017

         Cleo Ray Etheridge                 9407 Hollock, Apt. C
                                            Houston, Texas  77034

                                  ARTICLE EIGHT

         The names and addresses of the incorporators are:

         John Bludworth                     8322 Wynbrook
                                            Houston, Texas  77017

         Alan S. Dale                       1321 Post Oak Park Drive, Apt. F
                                            Houston, Texas  77027

         JoAnn M. Dahl                      12601 Mossycup
                                            Houston, Texas  77024

         IN WITNESS WHEREOF, we have hereunto set our hands this 31st day of July, 1975.

                                                  /s/ John Bludworth
                                       -----------------------------------------
                                                    John Bludworth



                                                    /s/ Alan S. Dale
                                       -----------------------------------------
                                                      Alan S. Dale



                                                   /s/ JoAnn M. Dahl
                                       -----------------------------------------
                                                     JoAnn M. Dahl

STATE OF TEXAS

COUNTY OF HARRIS

         I, a Notary Public, do hereby certify that on this 31st day of July, 1975, personally appeared before me John Bludworth, Alan S. Dale and JoAnn M. Dahl, who each being by me first duly sworn, severally declared that they are the persons who signed the foregoing document as incorporators that the statement therein contained are true.



                                              /s/ Marion E. McDaniel, Jr.
                                       -----------------------------------------
                                               Notary Public in and for
                                                 Harris County, Texas